GENESIS BIOVENTURES INC.

                            (formerly BioLabs, Inc.)

            1A - 3033 King George Highway, Surrey, B.C. Can. V4P 1B8

                               WARRANT CERTIFICATE


THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED
STATES. THIS WARRANT MAY NOT BE TRANSFERRED TO OR EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE COMMON SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH APPLICABLE STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.


               EXERCISABLE ANY TIME BEFORE 5:00 P.M. (NEW YORK TIME) ON THE 15th DAY OF SEPTEMBER, 2007 AFTER WHICH TIME THIS WARRANT CERTIFICATE WILL BE NULL AND VOID AND OF NO VALUE

                         Warrant Certificate No.
                                                 ------

               375,000 (three hundred seventy five thousand) Warrants, entitling the holder to acquire, subject to adjustment, one common share for each Warrant represented hereby of

                            GENESIS BIOVENTURES INC.

             (Incorporated under the laws of the State of New York)
                         Common Share Purchase Warrants

                  THIS IS TO CERTIFY that for value received:


                                ---------------
the registered holder hereof (herein called the "holder") is entitled to purchase at any time prior to 5:00 p.m. (New York time) on September 15, 2007 (the "Time of Expiry"), the number specified above of fully paid and non-assessable common shares (herein called "Common Shares") in the capital of Genesis Bioventures Inc. (herein called the "Company") as constituted on the 15th day of September, 2004, at a price of US $0.30 (thirty cents USD) for each Common Share, subject to adjustment hereof in the events and in the manner set forth below. This right may be exercised by surrendering to the Company this Warrant Certificate, with a subscription in the form set forth herein duly completed and executed, cash, a certified cheque, bank draft, wire transfer or money order in lawful money of the United States payable to or to the order of the Company at par where this Warrant Certificate is so surrendered in an amount equal to the purchase price of the Common Shares so subscribed for and the declarations and other documents from time to time reasonably required by the Company in connection with the administration of the constraints on the issue and transfer of the Company's shares.

     This Warrant Certificate, the subscription form included herein, the cash, certified cheque, bank draft, wire transfer, or money order and the declarations and other documents required in connection with the administration of the Company's share constraints will be deemed to be so surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company.

     Certificates for Common Shares subscribed for will be mailed to the persons specified in the subscription form at the respective addresses specified therein or, if so specified in such subscription form, delivered to such persons at the office where the applicable Warrant Certificate was surrendered when the transfer registers of the Company have been opened, within five business days after the due surrender of such Warrant Certificate and payment as aforesaid, including any applicable taxes. In the event of a purchase of a number of Common Shares fewer than the number which can be purchased pursuant to this Warrant Certificate, the holder will be entitled to receive without charge a new Warrant Certificate in respect of the balance of such shares. To the extent that this Warrant Certificate confers the right to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant Certificate or other Warrant Certificates which in the aggregate entitle the holder to purchase a whole number of Common Shares. Under no circumstances is the Company obliged to issue fractional Common Shares.

     Certificates issued to any holder shall, if required by the Company, bear a legend with respect to resale and any related restrictions.

     The Warrants are issuable in registered form only. Upon presentation to the Company and upon compliance with the reasonable requirements of the Company, Warrant Certificates may be exchanged for Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate or Warrant Certificates so exchanged.

     In the event of any subdivision, redivision or consolidation in the number of Common Shares into a greater or lesser number of Common Shares at any time prior to the Time of Expiry, the Company shall deliver upon the due exercise of the Warrants represented by this Warrant Certificate, such additional or lesser number of Common Shares, as the case may be, as would have resulted from the subdivision, redivision or consolidation if such Warrants had been exercised prior to the date of such subdivision, redivision or consolidation, with a corresponding equitable adjustment of the exercise price per share.

     This Warrant Certificate and the Warrants represented hereby are non-transferable, except as provided for herein.

     Nothing contained in this Warrant Certificate or otherwise will be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Company or any other right or interest except as herein provided. After the Time of Expiry, this Warrant Certificate and any and all rights thereunder shall be null and void and of no value.

     The Company may from time to time purchase any of the Warrants then outstanding in the open market, by private contract or otherwise at the lowest price or prices at which such Warrants are then obtainable, plus reasonable costs of purchase and on such other terms and conditions as it will decide in its sole discretion.

     IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its authorized signatory as of the 15th day of September, 2004.



                                                GENESIS  BIOVENTURES  INC.

                                                By:  /s/  L.J. Pasemko
                                                     -----------------
                                                     Authorized  Signatory
                                                     L.J. Pasemko Executive Vice
                                                     President

                                SUBSCRIPTION FORM

TO:     GENESIS  BIOVENTURES  INC.

     (a) The undersigned holder of the within Warrant Certificate hereby subscribes for ____________________ Common Shares of BioLabs, Inc. (or such number of Common Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the provisions of the within Warrant Certificate) as constituted on the 15th day of September, 2004 at US$ 0.30 in lawful money of the United States for each Common Share until 5:00 p.m. (New York time) on the 15th day of September, 2007, on the terms specified in the Warrant Certificate and encloses herewith cash or a certified cheque, bank draft or money order, in lawful money of the United States, in payment of the subscription price.

     (b) The undersigned hereby irrevocably directs that the Common Shares be issued and delivered as follows:


Name(s) in full   Address(es) (Include  Number(s) of
                     Postal Code)       Common Shares

----------------  --------------------  -------------

----------------  --------------------  -------------

----------------  --------------------  -------------

                                TOTAL
                                        -------------

     (Please  print  full  name in which share certificate(s) are to be issued.)

     Balance  of  page  left  blank  intentionally,  signature  page  follows

Dated  this          day  of                ,200 .
             ------          ---------------    -


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(Signature)

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(Title  if  other  than  an  individual)


Print  name  and  address  in  full  below:

Name:
     -------------------------------------
Address,  including  Postal  Code:

------------------------------------------

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Social  Security  Number
                          ----------------

Instructions:

The registered holder may exercise its right to receive Common Shares by completing this Subscription Form and surrendering this Subscription Form and the Warrant Certificate evidencing the Warrants being exercised to the Company at its principal office at #1A - 3033 King George Highway, Surrey, British
Columbia V4P 1B8 or at such other office as the Company may notify the registered holder of from time to time. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

1. If this Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of this Subscription Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

2. If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.